EXHIBIT 23

PRICEWATERHOUSECOOPERS LLP [LOGO]

                                                  PricewaterhouseCoopers LLP
                                                  400 Campus Drive
                                                  P.O. Box 988
                                                  Florham Park, NJ  07932
                                                  Telephone (973) 236 4000
                                                  Facsimile (973) 236 5000






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 and S-3 (No. 33-95562329) and in the Registration Statements on Forms S-8 (Nos. 33-95602114 and 33-96583181) of Curtiss-Wright Corporation of our report dated February 1, 1999 appearing on page 21 of the Curtiss-Wright Corporation 1998 Annual Report which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.











/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 29, 1999